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                                                                      EXHIBIT D2

                            SUBSCRIPTION CERTIFICATE
         VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
                EASTERN TIME ON AUGUST 18, 2003, UNLESS EXTENDED

CUSIP No. 641876123                     Shares Available in Primary Subscription

                     THE NEW AMERICA HIGH INCOME FUND, INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

  IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THE TEAR OFF CARD BELOW.

As the registered owner of this Subscription Certificate, you are entitled to subscribe for the number of Shares of Common Stock of The New America High Income Fund, Inc. shown above. You may subscribe for such Shares pursuant to the Primary Subscription right at the Subscription Price for each Share specified in the Prospectus accompanying this Subscription Certificate. The Rights represented hereby include the Over-Subscription Privilege for all Rightholders as described in the accompanying Prospectus. Under the Over-Subscription Privilege, any number of additional Shares may be purchased by Rightholders if such Shares are available and you have subscribed for the maximum number of Shares to which you are entitled under your Primary Subscription right.

                                                     (CONTINUED ON REVERSE SIDE)

     AN EXAMPLE OF HOW TO CALCULATE A FULL PRIMARY SUBSCRIPTION ENTITLEMENT

 No. of shares owned 100 DIVIDED BY 3 = 34 Rights, each of which entitles the rightholder to buy one new Share.

                     EACH SUBSCRIPTION RIGHT IS TRANSFERABLE

NOTE: $_____ IS AN ESTIMATED PRICE ONLY. THE FINAL PRICE TO BE DETERMINED ON AUGUST 18, 2003 (UNLESS EXTENDED) COULD BE HIGHER OR LOWER DEPENDING ON THE MOVEMENT IN THE NET ASSET VALUE AND SHARE PRICE. ADDITIONAL PAYMENT MAY BE REQUIRED FOR THE PRIMARY SUBSCRIPTION SHARES, AND ANY OVER-SUBSCRIPTION PRIVILEGE SHARES, WHEN THE ACTUAL SUBSCRIPTION PRICE IS DETERMINED. PLEASE REFERENCE THE CONTROL NUMBER APPEARING ON THE FORM BELOW ON YOUR CHECK, MONEY ORDER, OR NOTICE OF GUARANTEED DELIVERY.

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CUSIP NO.  641876123

                 VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT
             BEFORE 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE

Control No.                   Rights Represented by the Subscription Certificate


                     THE NEW AMERICA HIGH INCOME FUND, INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK
          (Complete appropriate sections on reverse side of this card)

The registered owner of this Subscription Certificate named below, or assignee(s), is entitled to the number of Rights to subscribe for the Common Stock, $0.01 par value per share, of The New America High Income Fund, Inc. (the "Fund") shown above, in the ratio of one Share for each Right, pursuant to the Primary Subscription right and upon terms and conditions and at the Subscription Price for each Share of Common Stock specified in the Prospectus relating thereto. The Rights represented hereby include the Over-Subscription Privilege for all Rightholders, as described in the Prospectus. Under the Over-Subscription Privilege, any number of additional Shares may be purchased by Rightholders if such Shares are available and the Owner's Primary Subscription rights have been fully exercised. Stock certificates for the Shares subscribed for pursuant to the Primary Subscription right and Over-Subscription Privilege will be delivered within nine business days after the Confirmation Date and after full payment for the Shares subscribed for has been received and cleared, and all allocations have been effected. Additional payment may be required for the Primary Subscription Shares, and any Over-Subscription Privilege Shares, when the actual Subscription Price is determined. Any refund in connection with subscriptions will be delivered as soon as practicable after the Expiration Date. This Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof.

TO SUBSCRIBE PURSUANT TO THE PRIMARY SUBSCRIPTION RIGHT OR THE OVER-SUBSCRIPTION PRIVILEGE, A RIGHT AND FULL PAYMENT OF THE ESTIMATED SUBSCRIPTION PRICE ARE REQUIRED FOR EACH SHARE. SEE REVERSE SIDE FOR FORM.

                                  THE NEW AMERICA HIGH INCOME FUND, INC.

                                  By:
                                     -------------------------------------------


                                  EQUISERVE TRUST COMPANY, N.A.

                                  By:
                                     -------------------------------------------

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                     THE NEW AMERICA HIGH INCOME FUND, INC.

If the aggregate Subscription Price paid by a Rightholder is insufficient to purchase the aggregate number of Shares subscribed for, then such Righholder will be deemed to have exercised first, the Primary Subscription right and second, the Over-Subscription Privilege to the full extent of the payment tendered. If the aggregate Subscription Price paid by a Rightholder exceeds the amount necessary to purchase the number of Shares for which the Rightholder has indicated an intention to subscribe, then the Rightholder will be deemed to have exercised first, the Primary Subscription right and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

Stock certificates for the Shares subscribed to pursuant to the Primary Subscription right and Over-Subscription Privilege will be delivered within nine business days after the Confirmation Date after full payment for the Shares subscribed for has been received and cleared. Any refund in connection with your subscription will be delivered as soon as practicable after the expiration of the rights offering.

FULL PAYMENT FOR BOTH PRIMARY AND OVER-SUBSCRIPTION PRIVILEGE SHARES MUST ACCOMPANY THIS FORM AND MUST BE PAYABLE IN UNITED STATES DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES PAYABLE TO THE NEW AMERICA HIGH INCOME FUND, INC. ALTERNATIVELY, A NOTICE OF GUARANTEED DELIVERY MUST ACCOMPANY THE EXERCISE FORM.

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                     THE NEW AMERICA HIGH INCOME FUND, INC.
                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

PLEASE FILL IN ALL APPLICABLE INFORMATION

TO: EQUISERVE TRUST COMPANY

    BY FIRST CLASS MAIL:
       P.O. BOX 859208
       BRAINTREE, MA 02185-9208

    BY EXPRESS MAIL OR OVERNIGHT CARRIER:
       161 BAY STATE ROAD
       BRAINTREE, MA 02184

    BY HAND:
       SECURITIES TRANSFER & REPORTING SERVICES, INC.
       C/O EQUISERVE
       100 WILLIAM ST. GALLERIA
       NEW YORK, NY 10038

Expiration Date: August 18, 2003 (unless extended)

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT:

   A. I apply for all of my  ______________ x $ ____ = $_____    AMOUNT ENCLOSED
      entitlement  of new   (no. of the new                         $_______
      Shares.                   Shares)

   B. I apply for the        _____________ x $ ____ = $_____
      Over-Subscription      (no. of the
      Privilege (You can      additional
      subscribe only if you    Shares)
      have fully exercised
      your Primary
      Subscription rights.)

IF YOU WISH TO APPLY FOR LESS THAN YOUR FULL ENTITLEMENT:

   C.  I apply for __________  x  $___=  $________________
                (no. of new              (AMOUNT ENCLOSED)
                   Shares)

IF YOU WISH TO SELL:

   D. Sell any remaining Rights  / /

   E. Sell all my Rights         / /

TO SUBSCRIBE: I hereby irrevocably subscribe for the face amount of Common Stock indicated as the total of A and B or C above, upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the Shares of Common Stock for which I have subscribed, the Fund may exercise any of the remedies set forth in the Prospectus.


TO SELL RIGHTS: If I have checked either the box on line D or on line E, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

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Signature(s) of Subscriber(s)/Seller(s)

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Address for delivery of Shares if other than shown on front


Please give your telephone number:

  (        )

TO TRANSFER RIGHTS: (except pursuant to D or E above). For value received, _____ of the Rights represented by the Subscription Certificate are assigned to:

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        (Print Full Name of Assignee(s)

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        (Print Full Address)

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        Signature(s) of Assignor(s)

IMPORTANT      The Signature(s) must correspond in every particular, without alteration, with the name(s) printed on the reverse of the Subscription Certificate.

Your Signature must be guaranteed by: (a) a commercial bank or trust company or
(b) a member firm of a domestic stock exchange, or (c) a savings bank or credit union.

Signature:
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        (Name of Bank or Firm)

By:
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    (Signature of Authorized Individual and Title)